Exhibit 5.1

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

May 2, 2019

Sanmina Corporation.
2700 North First Street

San Jose, CA 95134

Re:                             Post-Effective Amendment to Registration Statements on Form S-8

Ladies and Gentlemen:

We have examined the Post-Effective Amendment to the Registration Statements on Form S-8 to be filed by you with the Securities and Exchange Commission on or about May 2, 2019 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended, which you are filing with respect to the Prior Plan Shares (as defined below) authorized for issuance under the 2019 Plan (as defined below). On March 11, 2019 (the “Effective Date”) the shareholders of Sanmina Corporation approved the 2019 Equity Incentive Plan of Sanmina Corporation (the “2019 Plan”). The total number of shares of common stock of Sanmina Corporation authorized for issuance under the 2019 Plan includes, in addition to 1,599,994 new shares (registered concurrently on a new registration statement on Form S-8), (i) the number of shares available for future awards under the 2009 Incentive Plan (the “Prior Plan”) as of the Effective Date and (ii) the number of undelivered shares subject to outstanding awards under the Prior Plan that will become available for future awards as provided for under the 2019 Plan (the shares described in (i) and (ii), the “Prior Plan Shares”).  As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Prior Plan Shares under the 2019 Plan.

It is our opinion that, when issued and sold in the manner referred to in the 2019 Plan and pursuant to the standard agreements which accompany any sale under the 2019 Plan, the Prior Plan Shares will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever it appears in the Registration Statement and any amendment thereto.

Very truly yours,

/s/ WILSON SONSINI GOODRICH & ROSATI

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation